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                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sedona Corporation 2000 Incentive Stock Option Plan of our report dated April 8, 2003, with respect to the consolidated financial statements of Sedona Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                               Ernst & Young LLP

Philadelphia, Pennsylvania
August 7, 2003